EXHIBIT 3.7


                               State of Delaware
                                                            PAGE 1
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "NATVAR HOLDINGS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE EIGHTH DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.

 [SEAL OF THE STATE OF DELAWARE]                 /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State
3032613 8100H                                AUTHENTICATION:  0483483
001289683                                    DATE: 06-07-00

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/21/1999
991156620 - 3032613

                          CERTIFICATE OF INCORPORATION

                                       OF

                             Natvar Holdings, Inc.

FIRST:   The name of this corporation shall be: Natvar Holdings, Inc.

SECOND: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, Delaware 19901 and its registered agent at such address is: XL
         CORPORATE SERVICES, INC.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: one hundred (100) at $.01 par value.

FIFTH:   The name and address of the incorporator is as follows:

         Jean M. Sherett
         c/o Blumberg Excelsior Corporate Services, Inc.
         62 White Street
         New York, New York 10013

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of this corporation.


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         With the consent in writing, and pursuant to a majority vote of the holders of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of this corporation.

         The By-Laws shall determine whether and to what extent the account and books of this corporation, or any of them, shall be open to the inspection of the stockholders; no stockholder shall have any right of inspecting any account, or book, or documents of this Corporation except as conferred by the law or the By-Laws, or by resolution of the stockholders.

         The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as maybe, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

         It is the intention that the objects, purposes and powers specified in the THIRD paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by referenced to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the THIRD paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: No director of this Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.




     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 21st day of April, 1999.

                                                  /s/ Jean M. Sherett
                                                 ----------------------------
                                                 Jean M. Sherett
                                                 Incorporator


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/08/1999
991281670 - 3032613

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT
                             NATVAR HOLDINGS, INC.


It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is:

                             NATVAR HOLDINGS, INC.

     2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on June 28, 1999

                                             /s/ William A. Walkowiak
                                            ----------------------------------
                                            [Name, title or authorized officer]
                                            William A. Walkowiak, Vice President